                                                                    Exhibit 21.1
                                                                    ------------

                 Pegasus Communications Corporation Subsidiaries

    Subsidiary                                             State of Formation
    ----------                                             ------------------

 Argos Support Services                                         Texas
 B.T. Satellite, Inc.                                           Maine
 Bride Communications, Inc.                                     Delaware
 Carr Rural TV, Inc.                                            Michigan
 DBS Tele-Venture, Inc.                                         Texas
 Digital Television Services of Indiana, LLC                    Georgia
 DTS Management, LLC                                            Georgia
 Golden Sky DBS, Inc.                                           Delaware
 Golden Sky Holdings, Inc.                                      Delaware
 Golden Sky Systems, Inc.                                       Delaware
 Henry County MRTV, Inc.                                        Ohio
 HMW, Inc.                                                      Maine
 PBT Holdings, Inc.                                             Delaware
 Pegasus Broadcast Associates, LP                               Pennsylvania
 Pegasus Broadcast Television I, Inc.                           Delaware
 Pegasus Broadcast Television, Inc.                             Pennsylvania
 Pegasus Broadcast Towers, Inc.                                 Delaware
 Pegasus Communications Corporation PAC                         Delaware
 Pegasus Communications Management Company                      Pennsylvania
 Pegasus Development 107 Corporation                            Delaware
 Pegasus Development 107 License Corporation                    Delaware
 Pegasus Development 9182 Corporation                           Delaware
 Pegasus Development Corporation                                Delaware
 Pegasus Development DBS Corporation                            Delaware
 Pegasus Guardband, LLC                                         Delaware
 Pegasus Letter of Credit Subsidiary, Inc.                      Delaware
 Pegasus Media & Communications, Inc.                           Delaware
 Pegasus PCS Partners, LP                                       Delaware
 Pegasus Real Estate Company                                    Pennsylvania
 Pegasus Rural Broadband LLC                                    Delaware
 Pegasus Rural Television, LLC                                  Delaware
 Pegasus Satellite Communications Holdings, Inc.                Delaware
 Pegasus Satellite Communications, Inc.                         Delaware
 Pegasus Satellite Development Corporation                      Delaware
 Pegasus Satellite Television I, Inc.                           Delaware
 Pegasus Satellite Television of Illinois, Inc.                 Illinois
 Pegasus Satellite Television, Inc.                             Delaware
 Pegasus Travel, Inc.                                           Delaware
 PMC Satellite Development, LLC                                 Delaware
 Portland Broadcasting, Inc.                                    Maine
 Primewatch, Inc.                                               North Carolina
 PST Holdings, Inc.                                             Delaware
 Satellite Access Corporation                                   Delaware
 South Plains DBS, L.P.                                         Texas
 Telecast of Florida, Inc.                                      Florida
 WDSI License Corp.                                             Delaware
 WFXU Corporation                                               Delaware
 WFXU License Corporation                                       Delaware
 WGFL Corporation                                               Delaware
 WGFL License Corporation                                       Delaware
 WILF, Inc.                                                     Delaware
 WOLF License Corp.                                             Delaware
 WPME Corp.                                                     Delaware
 WPME License Corp.                                             Delaware
 WTLH License Corp.                                             Delaware